===============================================================================
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Intertan, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                JEFFREY A. LOSCH
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO]InterTAN, Inc.

3300 Highway # 7, Suite 904, Concord, Ontario L4K 4M3





                                                              September 21, 2001



Dear Fellow Stockholder:


     It is a pleasure to invite you to InterTAN's 2001 Annual Meeting at 10:00 a.m. at the Sheraton Centre Toronto Hotel located at 123 Queen Street West, Toronto, Ontario, on Friday, November 9, 2001. At the meeting, stockholders will vote for the election of two directors and on such other business as may properly come before the meeting. In addition, you will receive a report on the operations of your company for the 2001 fiscal year and your management will be pleased to answer any of your questions.

     I urge each of you to read the accompanying Proxy Statement and the enclosed 2001 Annual Report, particularly the letter to stockholders included in the Annual Report, which describe the changes in the operating performance of your company that occurred in fiscal 2001.

     Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations.

     I look forward to seeing you at InterTAN's 2001 Annual Meeting.

                                        Very truly yours,


                                        /S/ Brian E. Levy
                                        BRIAN E. LEVY
                                        President and Chief Executive Officer

                                 InterTAN, Inc.
                           3300 Highway # 7, Suite 904
                        Concord, Ontario, Canada L4K 4M3

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held November 9, 2001

                                   ----------


TO THE HOLDERS OF COMMON STOCK
OF INTERTAN, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InterTAN, Inc. (the "Company") will be held at the Sheraton Centre Toronto Hotel located at 123 Queen Street West, Toronto, Ontario, on Friday, November 9, 2001 at 10:00 a.m., local time, for the following purposes:

     (1) To elect two Class III Directors to serve for a three-year term; and
     (2) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 14, 2001. A list of stockholders of record who may vote at the Annual Meeting or at any adjournments or postponements will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the Annual Meeting. The list will be available for at least ten days before the Annual Meeting at the office of the Secretary of the Company, 3300 Highway # 7, Suite 904, Concord, Ontario, Canada L4K 4M3.

                          By Order of the Board of Directors

                          /S/JEFFREY A. LOSCH

                          JEFFREY A. LOSCH
                          Vice President, Secretary and
                          General Counsel

Concord, Ontario, Canada
September 21, 2001

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                 InterTAN, Inc.
                           3300 Highway # 7, Suite 904
                        Concord, Ontario, Canada L4K 4M3

                                   ----------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 9, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InterTAN, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Toronto, Ontario on November 9, 2001 at 10:00 a.m., local time (the "Annual Meeting"). The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 14, 2001 (the "Record Date"). The solicitation of the enclosed form of proxy is made by and on behalf of the Board of Directors.

     Copies of this Proxy Statement and the form of proxy are being mailed to stockholders on or about September 26, 2001. A copy of the Company's annual report containing financial statements for the fiscal year ended June 30, 2001 is included herewith, but is not to be considered as a part of the proxy solicitation materials.

     The Annual Meeting is called for the following purposes: (i) to elect two Class III Directors to serve for a three-year term; and (ii) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The total number of outstanding shares of the Company's Common Stock as of the Record Date was 27,251,036. The Common Stock is the only class of the Company's stock outstanding and, therefore, is the only class entitled to vote at the Annual Meeting, with each share entitling the holder thereof to one vote. A stockholder may revoke a proxy at any time before such proxy is voted by giving written notice of such revocation, or delivering a later dated proxy, to the Secretary of the Company at the address set forth above. A proxy may also be revoked by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given, or if no directions are given, such proxies will be voted for the named director nominees.

     The presence, either by proxy or in person, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Provided a quorum is present, the election of each Class III Director nominee will be by a plurality of the votes cast by the stockholders voting in person or by proxy at the Annual Meeting. Any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on election of directors.

                              ELECTION OF DIRECTORS

                                    (Item 1)

Board of Directors

     As provided in the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors presently consists of eight directors and is divided as evenly as possible into three classes, with one class of directors to be elected at each annual meeting of stockholders to serve for a three-year term.

     The Board of Directors presently consists of two Class I Directors, three Class II Directors, and three Class III Directors. As of the date of this Proxy Statement, three current directors of the Company, Messrs. Clark A. Johnson (a Class I Director), John H. McDaniel (a Class II Director) and Mr. John A. Capstick (a Class III Director whose term is expiring at the Annual Meeting), have tendered notice to the Company of their respective desire to retire from the Board of Directors; such retirement to be effective on the date of the Annual Meeting. Accordingly, and as a result of the disposition of the Company's Australian subsidiary, InterTAN Australia Ltd., in fiscal 2001, the Board of Directors has determined that the interests of the stockholders can be served by a Board of Directors comprised of fewer directors. The Board of Directors therefore intends, pursuant to provisions of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, to take the appropriate action at a subsequent Board of Directors meeting to reduce the number of directors on the Board of Directors from eight to five. The Board of Directors will also modify the size of the classes of the Board of Directors so that the Board of Directors will then consist of one Class I Director, two Class II Directors and two Class III Directors.

     Accordingly, two Class III Directors are to be elected at the Annual Meeting to hold office for a three-year term to expire at the Annual Meeting of Stockholders in 2004. Messrs. William C. Bousquette and Brian E. Levy have been nominated for election and it is the intention of the persons named in the accompanying form of proxy to vote for their election. Each of Messrs. Bousquette and Levy has indicated his willingness to serve for an ensuing term, but if one or more of such nominees is unable or should decline to serve as a director at or prior to the Annual Meeting, which is not anticipated, it is the intention of the persons named in the proxy to vote for such other persons as they, in their discretion, shall determine.

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends that stockholders vote FOR William C. Bousquette and Brian E. Levy as Class III Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the director nominees unless stockholders mark their proxy to "withhold vote" for one or more nominees.


Board of Directors and Management

     The following table sets forth certain information regarding the current directors and executive officers of the Company:

       Name                            Age                               Position
       ----                            ---                               --------
William C. Bousquette............       64      Director---Class III (Director Nominee - term expiring at Annual Meeting)
John A. Capstick.................       62      Director---Class  III (term expiring at, and will be retiring  effective as of the Annual Meeting)
Brian E. Levy....................       42      Director---Class III (Director Nominee - term expiring at Annual Meeting)
                                                and President and Chief Executive Officer
Clark A. Johnson.................       70      Director---Class I (will be retiring effective as of the Annual Meeting)
James T. Nichols.................       58      Director---Class I (term expiring 2002) and Vice Chairman
John H. McDaniel.................       83      Director---Class II (will be retiring effective as of the Annual Meeting)

W. Darcy McKeough............         68      Director---Class II (term expiring 2003)
Ron G. Stegall...............         54      Director---Class II (term expiring 2003) and Chairman of the Board
James G. Gingerich...........         50      Executive Vice President and Chief Financial Officer
Jeffrey A. Losch.............         42      Vice President, Secretary and General Counsel
Douglas C. Saunders..........         53      Vice President and Corporate Controller


     William C. Bousquette has served as a director of the Company since July 1997. Since December 1996, Mr. Bousquette has been an independent businessman. From January 1995 until December 1996, Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco Inc. Prior thereto Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation (the predecessor company to RadioShack Corporation) from November 1990 to January 1995. From January 1993 until January 1994, Mr. Bousquette also served as the Chief Executive Officer of TE Electronics, a subsidiary of Tandy Corporation. Mr. Bousquette previously served as a director of the Company from July 1991 until August 1992. Mr. Bousquette also serves as a director of Gadzooks, Inc.

     John A. Capstick has served as a director of the Company since January 1987. From January 1, 1994 until July 1, 1997, Mr. Capstick served as Chairman of the Board of Directors. Mr. Capstick is presently the Chairman of Anglia Maltings (Holdings) Ltd. in the United Kingdom. From January 1, 1995 to April 1, 1996, Mr. Capstick also served as the Company's Chief Executive Officer. On December 31, 1993, Mr. Capstick retired as Group President, Global Accounts Group, of R.R. Donnelley & Sons Company, the position he held since January 1993. From September 1988 to January 1993, Mr. Capstick was President of the International Group of R.R. Donnelley & Sons Company.

     Clark A. Johnson has served as a director of the Company since November 1989, and was Chairman of the Board of Pier 1 Imports, Inc. from March 1988 until February 1999, when he retired. From March 1988 until June 1998, Mr. Johnson served as the Chief Executive Officer of Pier 1 Imports, Inc. Mr. Johnson also serves as a director of Albertson's Inc., Metro Media International Group, Niagara Mohawk Power Corporation, Refco Inc. and PSS/World Medical, Inc. (where he also serves as the non-executive chairman of the board).

     James T. Nichols served as the President of the Company from January 1, 1995 to January 1, 1998 and has served as a director of the Company since February 7, 1995, and as Vice Chairman of the Board of Directors since January 1, 1998. From April 1, 1996 to December 31, 1998, Mr. Nichols served as the Chief Executive Officer of the Company; from January 1, 1995 to April 1, 1996, Mr. Nichols was the Company's Chief Operating Officer. Prior to joining the Company, Mr. Nichols was the Executive Vice President of Retail Operations with the RadioShack division of Tandy Corporation (the predecessor company to RadioShack Corporation) from January 1, 1992 until January 1, 1995.

     John H. McDaniel served as Chairman of the Board of Directors of the Company from July 1991 to January 1994, and has served as a director of the Company since July 1986. Mr. McDaniel has been retired since January 1989. From 1980 to January 1989, Mr. McDaniel was Senior Vice President and Controller of Tandy Corporation (the predecessor company to RadioShack Corporation).

     W. Darcy McKeough has served as a director of the Company since February 1994. Mr. McKeough has been the chairman of McKeough Supply Inc. for over 10 years and serves as a director of The Canadian Imperial Bank of Commerce and other Canadian corporations.

     Ron G. Stegall has served as a director of the Company since September 1996. Effective July 1, 1997, Mr. Stegall became the Chairman of the Board of Directors. Mr. Stegall has been the Chief Executive Officer of Arlington Equity Partners, Inc. since February 1992. From September 1987 until December 1991, Mr. Stegall was the Chairman and Chief Executive Officer of BizMart, Inc. Mr. Stegall also serves as a director of Hastings Entertainment Inc., Gadzooks, Inc., and Organized Living, Inc.

     Brian E. Levy has served as President and Chief Executive Officer of the Company since January 1999 and has served as a director since November 1998. Previously, he had served as President and Chief Operating Officer of the Company from January 1998 to January 1999. From September 1996 until December 1997 Mr. Levy served as President of Store Operations of Levitz Furniture Incorporated. Prior to September 1996, Mr. Levy served in various capacities for 22 years at Tandy Corporation (the predecessor company to RadioShack Corporation), most recently including Senior Vice President - Tandy Specialty Retail Group, Vice President - Retail Operations, Incredible Universe, and Vice President - Midwest Division, Radio Shack.

     James G. Gingerich has served as the Executive Vice President and Chief Financial Officer of the Company since January 1999. From February 1995 to January 1999, Mr. Gingerich served as Senior Vice President and Chief Financial Officer of the Company. From May 1994 until February 1995, Mr. Gingerich served as the Vice President, Finance and Administration and Chief Financial Officer of the Company. From August 1994 until November 1994, he also served as the Secretary of the Company. From December 1992 until April 1994, Mr. Gingerich was Vice President of Finance of Irving Tissue Ltd. Prior thereto Mr. Gingerich served as Vice President, Finance and Administration of Electrohome Limited, a Canadian public company, commencing in June 1987.

     Jeffrey A. Losch has served as Vice President, Secretary and General Counsel of the Company since March 1999. From December 1993 to March 1999, Mr. Losch was Corporate Counsel and Secretary at Inglis Limited, the Canadian subsidiary of Whirlpool Corporation. Prior to December 1993, Mr. Losch was engaged in the private practice of law at the Toronto, Ontario office of the law firm Lang Michener.

     Douglas C. Saunders has served as Vice President and Corporate Controller of the Company since March 1993. Mr. Saunders also served as Secretary of the Company from November 1994 until March 1995. From 1980 to March 1993, Mr. Saunders was Managing Tax Partner of the Mississauga, Ontario office of Price Waterhouse, a predecessor firm of PricewaterhouseCoopers, LLP.

     Each executive officer is elected annually by the Board of Directors immediately following the Annual Meeting of Stockholders to serve for the ensuing year, or until his successor is duly appointed.

Meetings and Committees of the Board of Directors; Compensation of Directors

     The Board of Directors of the Company held twenty-one meetings during fiscal 2001, four by personal attendance, and seventeen by telephone conference, and acted on one other matter by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served; with the exception of Mr. Bousquette who was unable to participate in two of the five Audit Committee meetings.

     In accordance with the Amended and Restated Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, and an Organization and Compensation Committee. The Board of Directors intends to take the appropriate action to amend the composition and possibly the size of each committee to reflect the fact that some of the current members of the committees will be retiring effective as of the Annual Meeting.

     Accordingly, through the Annual Meeting, the Executive Committee consists of Messrs. Stegall, Bousquette, Capstick, Levy and Nichols. Mr. Stegall is the Chairman of such committee. The Executive Committee, during the intervals between meetings of the Board of Directors, has the authority to exercise all the powers of the full Board of Directors, with certain exceptions relating to extraordinary corporate matters. The Executive Committee is available to management to review the Company's operations, and to act in an emergency or on routine matters when it is impractical to assemble the entire Board of Directors for a meeting. The Executive Committee did not hold any meetings during fiscal 2001.

     Messrs. McKeough, Bousquette, and McDaniel, each of whom is a non-employee director, are the members of the Audit Committee through the Annual Meeting. Mr. McKeough is the Chairman of such committee. The functions of the Audit Committee include reviewing the Company's quarterly operating results and earnings releases; reviewing the audited financial statements and the recommendation to include them in the Company's annual report; reviewing with the independent auditors their assessment of the Company's reporting processes; the engagement and monitoring of the performance of the Company's independent auditors;
reviewing the scope and timing of the Company's audit and certain non-audit services to be rendered by the independent accountants; confirming the independence of the auditors; and reviewing the report of the independent accountants upon completion of their audit. The Audit Committee held five meetings during fiscal 2001, three of which were by telephone conference.

     Messrs. Johnson, McDaniel and Stegall, each of whom is a non-employee director, are the members of the Organization and Compensation Committee through the Annual Meeting. Mr. Johnson is the Chairman of such committee. The principal functions of the committee are reviewing and making recommendations to the Board of Directors concerning compensation plans; the granting of stock options to executive officers and other personnel; appointments and promotions to official positions; reviewing corporate structure and making recommendations to the Board as to alterations thereof; and making recommendations to the Board of Directors with respect to any candidate for director of the Company, compensation of Board members, and assignments of directors to committees of the Board of Directors. The Organization and Compensation Committee met two times during fiscal 2001 and acted on five other matters by unanimous written consent. To be considered by the Organization and Compensation Committee, stockholders who wish to suggest nominees for election to the Board of Directors at the 2002 Annual Meeting should submit their suggestions in writing no later than August 15, 2002 to the Secretary of the Company.

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. In fiscal 2001, non-employee directors received cash compensation consisting of an annual retainer of $30,000, payable quarterly, plus $2,000 for each Board of Directors meeting personally attended and $500 for each meeting of the Board of Directors conducted by telephone conference call. In addition, board members personally attending committee meetings not held in conjunction with a board meeting receive $1,000 per committee meeting. If the committee meeting is conducted by telephone conference call, the compensation is $500. In fiscal 2001, the Chairman of the Board was paid an additional fee of $100,000 for services rendered to the Company, payable quarterly. As stated above, in fiscal 2001 there were twenty-one board meetings, four meetings where directors were in personal attendance, and seventeen meetings by telephone conference. There were four committee meetings not held in conjunction with a board meeting, each where committee members participated in person or by telephone. Expenses of attendance at board and committee meetings are paid by the Company.

     The Board of Directors has approved a one-time payment in the amount of $60,000 to each of Messrs. Capstick, Johnson and McDaniel, the three directors who have tendered their retirement notices to the Company, in recognition of their respective past contributions to the Company and tenure on the Board of Directors. These payments will be made following the Annual Meeting, being the effective date of their retirement. The Board of Directors will also accelerate the vesting of options to purchase the final tranche of 7,500 shares of Common Stock for each of the three retiring directors of the total 30,000 shares purchasable under options granted to each non-employee director pursuant to the Director Stock Option Grant approved in 1999, such acceleration to be effective on the date of the Annual Meeting.

Beneficial Ownership of Voting Securities by Executive Officers and Directors

     The following table sets forth, as of August 31, 2001, information with respect to the beneficial ownership of Common Stock by the Company's directors, the Chief Executive Officer, each of the Company's three other most highly compensated executive officers and all present directors and executive officers as a group.

                                            Aggregate Number
                                               of Shares                       Percent of
    Name                                 Beneficially Owned (1)             Outstanding Shares
    ----                                 ----------------------             ------------------
William C. Bousquette.............               92,100                             *
John A. Capstick .................               15,000                             *
Clark A. Johnson .................               84,000                             *
John H. McDaniel .................              105,000                             *
W. Darcy McKeough ................               60,000                             *
Ron G. Stegall ...................               72,500                             *
James T. Nichols .................              347,959                           1.28%
Brian E. Levy ....................              320,407                           1.16%

James G. Gingerich ....................................       204,087                             *
Jeffrey A. Losch ......................................        13,816                             *
Douglas C. Saunders ...................................       101,397                             *
All Present Directors and Executive Officers as a           1,416,260                           5.06%
   Group (11 persons)


----------
  * Less than 1% of issued and outstanding shares of Common Stock.

(1) The number of shares of Common Stock beneficially owned by each non-employee director (except Messrs. Capstick, Nichols and Johnson) includes 37,500 shares each pursuant to the 1991 Non-Employee Director Stock Option Plan and 15,000 shares beneficially owned by each non-employee director (including Messrs. Capstick, Nichols and Johnson) pursuant to the Director Stock Option Grant approved in 1999, which such persons have a right to acquire on or within 60 days after August 31, 2001. The number of shares of Common Stock beneficially owned by Messrs. Levy, Gingerich, Losch and Saunders include 267,000, 132,500, 12,400, and 64,300 shares, respectively, or 476,200 shares in the aggregate, which such persons have a right to acquire on or within 60 days after August 31, 2001 pursuant to certain stock options granted under the Company's 1986 Stock Option Plan and 1996 Stock Option Plan. The number of shares beneficially held by Messrs. Levy, Gingerich, Losch and Saunders include 474, 294, 68 and 223 shares, respectively, indirectly held as at August 31, 2001 pursuant to the Company's Employee Stock Purchase Program (but excludes acquisitions made on behalf of these four individuals under such Program for the month of August 2001). The number of shares beneficially held by Messrs. Levy and Gingerich also include 10,000 and 4,000 shares, respectively, that each received in October 2000 pursuant to a contingent restricted stock unit award made in June 1999.

Principal Stockholders

     The Company, based upon information available to it, including from its review of public filings with the Securities and Exchange Commission, knows of no person who was the beneficial owner, as of August 31, 2001, of more than five percent (5%) of its issued and outstanding Common Stock on such date other than as set forth in the following table:

                                                         Number of Shares
Name and Address                                        Beneficially Owned*              Percent of Class
----------------                                        -------------------              ----------------
Palisade Capital Management, L.L.C.                         3,633,600/(1)/                    13.33%
    One Bridge Plaza, Suite 695
    Fort Lee, NJ 07024

Schroeder Investment Management North America, Inc.         2,100,500/(2)/                     7.71%
    787 Seventh Ave., 34th Floor
    New York, NY 10019

Mellon Financial Corporation                                1,866,151/(3)/                     6.85%
    One Mellon Centre
    Pittsburgh, Pennsylvania 15258

The Boston Company, Inc.                                    1,494,351/(3)/                     5.48%
    c/o Mellon Financial Corporation
    One Mellon Centre
    Pittsburgh, Pennsylvania 15258

----------
* Unless indicated otherwise in the notes below, according to public filings made by such beneficial owners, each beneficial owner has sole voting and dispositive power with respect to the indicated shares.

(1) According to an amendment to the Schedule 13G filed by Palisade Capital Management, L.L.C. on January 2, 2001.

(2) According to a Schedule 13G filed by Schroeder Investment Management North America, Inc. on February 15, 2001.

(3) According to the Schedule 13G filed jointly by Mellon Financial Corporation ("Mellon") and The Boston Company, Inc. ("Boston") on January 19, 2001. Mellon reports that it has sole voting power over 1,648,051 shares, shared voting power over 176,500 shares, and sole dispositive power over 1,866,150 shares. Boston reports that it has sole voting power over 1,296,451 shares, shared voting power over 176,500 shares, and sole dispositive power over 1,494,350 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid, payable, or accrued by the Company during fiscal 2001 and the two preceding fiscal years to or for the account of the Company's current Chief Executive Officer and each of the Company's three other most highly compensated executive officers. Information set forth in the Summary Compensation Table below under the heading "Options/SARs" refers to shares of Common Stock underlying stock options. The Company has never granted any stock appreciation rights ("SARs").

                           Summary Compensation Table

                                       Annual Compensation                           Long-Term Compensation
Name and                    Fiscal    Salary       Bonus(1)   Other Annual     Restricted    Securities    LTIP     All Other
Principal Position          Year        ($)          ($)      Compensation(2)     Stock      Underlying   Payouts Compensation(5)
                                                                  ($)           Awards (3)  Options/SARs    ($)         ($)
                                                                                   ($)       (#Shs) (4)
Brian E. Levy               2001      475,000      161,417       9,000             --            -0-        --         78,121
(President and Chief        2000      460,000      354,224       9,000             --          66,000       --         46,271
Executive Officer)          1999      338,303      598,275       9,000           315,000      232,500       --         42,266

James G. Gingerich          2001      263,000       86,556       9,000             --            -0-        --         92,784
(Executive Vice             2000      255,000      222,242       9,000             --          24,000       --         55,716
President and Chief         1999      203,411      434,435       9,000           126,000       56,250       --         52,505
Financial Officer)

Douglas C. Saunders         2001      204,000       44,725       9,000             --            -0-        --         73,923
(Vice President and         2000      198,000      100,870       9,000             --           8,400       --         45,703
Corporate Controller)       1999      159,390      214,052       9,000             --          20,250       --         53,920

Jeffrey A. Losch /(6)/      2001       86,935       14,378       6,586             --            -0-        --         18,380
(Vice President,            2000       82,862       32,387       5,434             --           7,200       --         11,295
Secretary and General       1999       22,913       18,416       1,502             --          15,000       --          --
Counsel)

--------------------------------------------------------------------------------

(1) All bonus awards are paid in cash; estimated bonus amounts are accrued at fiscal year end and typically paid shortly thereafter. Fiscal 2001 bonus amounts for Messrs. Levy, Gingerich and Losch include the Company's matching contribution to the Employee Stock Purchase Program of $9,137, $6,412 and $337, respectively.

(2) Amounts consist of the following: for Mr. Levy in each of fiscal years 2001, 2000 and 1999, $9,000 as a car allowance; for Mr. Gingerich in each of fiscal years 2001, 2000 and 1999, $9,000 as a car allowance; for Mr. Saunders in each of fiscal years 2001, 2000 and 1999, $9,000 as a car allowance; for Mr. Losch in fiscal 2001, $6,586 as a car allowance, in fiscal year 2000, $5,434 as a car allowance and in fiscal year 1999, $1,502 as a car allowance.

(3) Messrs. Levy and Gingerich were each granted performance-based restricted contingent stock units of 30,000 and 12,000 units, respectively on June 7, 1999 (the date on which the awards were authorized). The units will be automatically exchanged for shares of Common Stock on a one-for-one basis; provided that certain stipulated performance-based growth objectives are achieved each fiscal year over a three-year period ending June 30, 2002. The value of the restricted stock units in the table is based on the $10.50 closing price of the Company's Common Stock on June 7, 1999 on the New York Stock Exchange. The stipulated performance-based growth objectives were achieved for fiscal year 2000 and Messrs. Levy and Gingerich were issued 10,000 and 4,000 shares, respectively, in October 2000. Assuming that the stipulated performance-based growth objectives are achieved by June 30, 2002, the balance of the contingent stock units will be issued to Messrs. Levy (20,000 units) and Gingerich (8,000 units), respectively. The value of the unvested stock units of Messrs Levy and Gingerich as of June 30, 2001 was $280,000 and $112,000, respectively; based upon the $14.00 closing price of a share of Common Stock on June 29, 2001 on the New York Stock Exchange.

(4) Number of Shares for fiscal year 1999 has been adjusted to reflect the 3 for 2 stock split effected in January 2000.

(5) Amounts for fiscal 2001 consist of the following: for Mr. Levy, $39,339 was accrued for under the Company's Deferred Compensation Plan ("DCP"), $28,500 representing the Company's matching contribution to the Employee Stock Purchase Program ("SPP"), and $2,209 and $3,627 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Gingerich, $48,302 was accrued for under the DCP, $21,040 representing the Company's matching contribution to the SPP, and $7,040 and $11,956 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Saunders, $48,604 was accrued for under the DCP, $16,320 representing the Company's matching contribution to the SPP, and $3,585 and $968 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; and for Mr. Losch, $9,872 was accrued for under the DCP, $2,086 representing the Company's matching contribution to the SPP, and $630 and $2,315 representing premiums paid, respectively, on a term life and a long-term disability insurance policy. Amounts also include the Company's matching contributions for Messrs. Levy, Gingerich, Saunders and Losch of $4,446, $4,446, $4,446 and $3,477, respectively, under the Company's Group Registered Retirement Savings Plan; a Canadian retirement plan that is substantially similar to a United States 401(k) plan.

(6) Mr. Losch began employment with the Company on March 22, 1999; fiscal 1999 Annual Compensation amounts reflect prorated annual figures. Additionally, all payments to Mr. Losch are made in Canadian funds; the exchange rate used herein in converting such payments to U.S. funds for reporting purposes is $0.6586 USD = $1.00 CDN for fiscal 2001, $0.6792 USD = $1.00
     CDN for fiscal 2000 and $0.6782 USD = $1.00 CDN for fiscal 1999.

     Neither stock options nor SARs were granted by the Company in fiscal 2001.

     The following table provides information relating to the exercise of stock options by the individuals listed in the Summary Compensation Table during fiscal 2001, together with related information, and the number and value of exercisable and unexercisable options held by such individuals at June 30, 2001. The Company has never granted any SARs.

                       Aggregated Option/SAR Exercises In
                      Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

                                                                        Securities
                                                                        Underlying       Value of Unexercised
                                    Shares                             Unexercised           In-the-Money
                                   Acquired                           Options/SARs at        Options/SARs
                                      on                                FY-End (#)          at FY-End ($) (1)
                                   Exercise       Value Realized        Exercisable/          Exercisable/
      Name                            (#)               ($)            Unexercisable         Unexercisable
      ----                         --------       ---------------     ----------------  ----------------------
Brian E. Levy...............          --                --            267,000/121,500       $2,214,208/$714,665
James G. Gingerich..........          --                --             132,500/34,750       $1,121,949/$162,416
Douglas C. Saunders.........          --                --             64,300/12,350         $559,826/$58,783
Jeffrey A. Losch............          --                --              12,400/9,800          $65,342/$40,996

---------------
(1) For purposes of determining whether an option was "In-the-Money," this table uses the June 29, 2001 closing share price on the New York Stock Exchange for the Company's Common Stock of $14.00. The value of unexercised in-the-money options has been computed as the difference between the respective option exercise prices and $14.00.

                              Employment Contracts

     Brian E. Levy. Brian E. Levy serves as the President and Chief Executive Officer of the Company. Mr. Levy and the Company entered into an employment agreement dated June 10, 1999, which superseded a prior employment letter, and which was amended by a letter agreement dated February 19, 2001 (the "Amended Levy Employment Contract").

     Pursuant to the Amended Levy Employment Contract, if Mr. Levy's employment is terminated for any reason other than his voluntary resignation from the Company, his death or disability, his "gross misconduct" or if certain change of control events as described in the Deferred Compensation Plan of the Company occur (a "Change in Control"), Mr. Levy is entitled to receive severance benefits equal to twelve (12) months of his then current base salary and bonus; such amount to be paid out in twelve (12) equal monthly installments. "Gross misconduct" means a conviction of, or the entry of a plea of nolo contendere or similar plea arrangement relating to a felony, whether relating to Company business or not, or the finding of reckless or willful misconduct in the performance of Mr. Levy's duties. Additionally, Mr. Levy becomes entitled to all unvested restricted stock units awarded to him pursuant to a contingent stock unit award made June 7, 1999 under the Company's Restricted Stock Unit Plan if a Change in Control occurs.

     If Mr. Levy's employment is involuntarily terminated within an eighteen
(18) month period following, or the scope of his responsibilities is materially modified or reduced due to, a Change in Control, Mr. Levy is entitled to receive severance benefits equal to twenty-four (24) months of his then current amount base salary and bonus; such amount to be paid in a single lump sum payment.

     James G. Gingerich. James G. Gingerich serves as the Executive Vice President and Chief Financial Officer of the Company. Mr. Gingerich and the Company entered into an employment agreement dated March 1, 1995, as amended by a letter agreement dated February 15, 2000, and as further amended by a letter agreement dated February 19, 2001 (the "Amended Gingerich Employment Contract").

     Pursuant to the Amended Gingerich Employment Contract, if the Company terminates Mr. Gingerich's employment other than for "Cause", or resulting from a Change in Control or if Mr. Gingerich terminates his employment for "Good Reason", Mr. Gingerich is entitled to a severance payment. "Cause" includes the willful or gross misconduct on the part of the employee in following the legitimate directions of the Board of Directors, extensive absenteeism, or wrongful damage to a material amount of the property of the Company. "Good Reason" includes the material reduction in the scope or level of the employee's duties or responsibilities. If such termination occurs during a year subsequent to 1996, his severance payment will equal seven (7) months of base pay and base bonus, plus a sum of additional month(s) base salary and bonus equal to the number of years subsequent to 1996 after which the termination occurs, up to a maximum of twelve (12) months base salary and base bonus.

     In the event that there is a Change in Control and Mr. Gingerich is either involuntarily terminated, or there is a material reduction in the scope of his duties or responsibilities occurring, within eighteen (18) months following the Change in Control, Mr. Gingerich is entitled to receive severance benefits in an amount equal to eighteen (18) months of his then current base salary and base bonus, payable in a single lump sum payment, and to the continuation of Company-paid health, dental and life insurance for that eighteen (18) month period. Additionally, Mr. Gingerich becomes entitled to all unvested restricted stock units awarded to him pursuant to a contingent stock unit award made June 7, 1999 under the Company's Restricted Stock Unit Plan if a Change in Control occurs.

     Douglas C. Saunders. Douglas C. Saunders serves as a Vice President and the Corporate Controller of the Company. Mr. Saunders and the Company entered into an employment agreement dated March 10, 1995, as amended by a letter agreement dated February 15, 2000 (the "Amended Saunders Employment Contract"). Pursuant to the Amended Saunders Employment Contract, if the Company terminates Mr. Saunders' employment other than for "Cause", or resulting from a Change in Control, or if Mr. Saunders terminates his employment for "Good Reason" (each as defined above), Mr. Saunders is entitled to a lump sum severance payment of nine
(9) months base salary and base bonus.

     In the event that there is a Change in Control and Mr. Saunders is either involuntarily terminated, or there is a material reduction in the scope of his duties or responsibilities occurring, within eighteen (18) months following the Change in Control, Mr. Saunders is entitled to receive severance benefits in an amount equal to twelve (12) months of his then current base salary and base bonus, payable in a single lump sum payment, and to the continuation of Company-paid health, dental and life insurance for that twelve (12) month period.

     Jeffrey A. Losch. Jeffrey A. Losch serves as Vice President, Secretary and General Counsel of the Company. Mr. Losch and the Company entered into an employment agreement dated February 23, 1999, as amended by a letter agreement dated February 15, 2000 (the "Amended Losch Employment Contract"). Pursuant to the Amended Losch Employment Contract, if Mr. Losch's employment with the Company is terminated for any reason other than his voluntary resignation from the Company, or resulting from a Change in Control, or his death or disability, or for "Cause", Mr. Losch is entitled to a severance payment. Such severance payment will be in an amount equal to six (6) months of his then current base salary and base bonus. "Cause" shall be determined in accordance with the laws of the Province of Ontario.

     In the event that there is a Change in Control and Mr. Losch is either involuntarily terminated, or there is a material reduction in the scope of his duties or responsibilities occurring, within eighteen (18) months following the Change in Control, Mr. Losch is entitled to receive severance benefits in an amount equal to twelve (12) months of his then current base salary and base bonus, payable in a single lump sum payment, and to the continuation of Company-paid health, dental and life insurance for that twelve (12) month period.

                           Deferred Compensation Plan

     In fiscal 1989, the Board of Directors approved the InterTAN, Inc. Deferred Compensation Plan ("DCP"). Under the DCP, the Organization and Compensation Committee of the Board of Directors (the "Committee") has the authority to select full-time executive employees for participation therein. During fiscal 1998, the Committee selected Messrs. Levy, Gingerich and Saunders as DCP participants. During Fiscal 2000, Mr. Losch was selected as a DCP participant. Under the DCP, the Committee determines, in its discretion, the "plan benefit amount" for each participant; the current amounts established for each of Messrs. Levy, Gingerich, Saunders and Losch are $3,725,000, $2,030,000, $1,420,000 and CDN $850,000, respectively.

     The DCP is designed to provide benefits to a participant following retirement between the ages of 55 and 75. A participant's plan benefit amount is designed to represent his age 65 "normal" retirement payment. "Normal" retirement is from age 65 through 70. The earliest a participant may retire and receive benefits under the DCP is at age 55. A participant retiring "early" at age 55 is only entitled to one-half of his then current plan benefit amount; such amount cumulatively increasing by 10% for each year after age 55 (up to age
64) in which "early" retirement occurs. A participant retiring "late," between ages 71 and 75, will have his plan benefit amount cumulatively reduced 20% per year for each year, commencing at age 71, in which "late" retirement occurs.

     All retirement payments required to be made by the Company to a participant retiring between the ages of 55 and 75 are required to be paid in equal monthly instalments over a period of 120 months. If a participant dies prior to age 55 while being employed full-time by the Company, the full plan benefit amount is required to be paid, in a lump sum, to the participant's designated beneficiary. To the greatest extent practicable, the Company intends to maintain corporate-owned life insurance on each participant in order to fund any required death payment. If a participant dies at or after age 55, and is then receiving payments under the DCP, such payments will continue to be paid to the participant's designated beneficiary. In the event a participant leaves the Company's employ for any reason prior to age 55, the participant will no longer be entitled to any benefits, at any time, under the DCP, except as described below. All payment obligations of the Company under the DCP are deemed to be unsecured and payable from the Company's general assets.

     The DCP contains a change of control provision. In the event of a change of control of the Company, a participant's plan benefit amount vests at the full amount (age 65 amount) regardless of the participant's actual age at the time of the change of control event. Subsequently, if a participant's employment with the Company terminates, whether voluntarily or involuntarily, during a three-year period commencing on the date of the change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly instalments over a period of 120 months. Additionally, in the event a participant is involuntarily terminated and, within one year of such termination date, there occurs a change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly instalments over a period of 120 months. Under the DCP, a "change of control" occurs if: (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding Common Stock of the Company; or (b) on any day more than fifty percent (50%) of the members of the Board of Directors of the Company (excluding those members replacing deceased directors) were not directors two
(2) years prior to such date; or (c) substantially all the assets of the Company are sold or the Company is merged or consolidated or otherwise acquired by or with another corporation (other than a subsidiary of the Company) unless, as the result of any such merger, consolidation, or acquisition, (i) the Company is the surviving entity, and (ii) not more than twenty percent (20%) of the Company's then issued and outstanding Common Stock is sold or exchanged as the result of such merger, consolidation or acquisition. If there were a change of control (as defined under the DCP) as of the date of this Proxy Statement, each of Messrs. Levy, Gingerich, Saunders and Losch would only be entitled to payments under the DCP if his employment with the Company was terminated as described above; assuming such a termination, no lump sum payments would be required, rather all payments would be made over a ten-year period as described above.

                APPOINTMENT AND RETIREMENT OF EXECUTIVE OFFICERS

     At a meeting held September 6, 2001, the Board of Directors appointed two additional executive officers of the Company; such appointments being contingent on the execution of acceptable employment agreements. Mr. Heinz E. Stier has been appointed an Executive Vice President of the Company and Mr. James P. Maddox has been appointed Vice President, Finance of the Company. Additionally, Mr. Jeffrey A. Losch has been promoted to Senior Vice President, Secretary and General Counsel of the Company.

     Mr. Stier, 50, has spent the last 30 years as an employee of RadioShack Canada, a division of InterTAN Canada Ltd. ("RadioShack Canada"), the Company's Canadian operating subsidiary, in a wide variety of roles of increasing responsibility. Since November 1995, Mr. Stier has served as President of RadioShack Canada. Mr. Maddox, 47, has served as Vice President, Finance of RadioShack Canada since January 2000. Prior to joining RadioShack Canada, Mr. Maddox previously held several senior positions, both at regional and national levels, with The Oshawa Group Limited, a large Canadian grocery distributor and retailer.

     Additionally, Mr. James G. Gingerich, Executive Vice President and Chief Financial Officer of the Company, has announced his intention to retire effective on or about December 31, 2001 and Mr. Douglas C. Saunders, Vice President and Corporate Controller of the Company, has announced his intention to retire effective September 30, 2001.

     The details of the arrangements with the individuals involved have not been finalized as at the time of the writing of this Proxy Statement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report discusses the actions of the Company's Organization and Compensation Committee (the "Compensation Committee") regarding compensation paid to executive officers in fiscal 2001. In writing this report, the Compensation Committee has tried to provide stockholders with a better understanding of the Company's executive compensation program, its basic provisions, the purpose of such program, and how it is administered.

     The role of the Compensation Committee is described under "Meetings and Committees of the Board of Directors; Compensation of Directors." In carrying out its responsibilities, the Compensation Committee from time to time reviews the executive compensation programs and policies of the Company's competitors in the retailing and consumer electronics industries to determine whether the Company's plans and practices are competitive and appropriate based on the Company's performance and compensation philosophy.

Compensation Philosophy

     The Compensation Committee believes that the primary objective of the Company's compensation program should be to maximize stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Compensation Committee is to develop executive compensation policies and practices that are consistent with and linked to the Company's strategic business objectives. More particularly, the Compensation Committee believes this overall goal can be primarily accomplished by linking the financial interests of the Company's management to the financial interests of the stockholders of the Company. The Company's compensation program is designed to achieve the overall goal by: (i) motivating executive officers toward effective long-term management of the Company through prudent use of equity-based programs that focus management attention on increasing long-term stockholder value, (ii) rewarding effective management of the Company's operations through annual performance incentives tied to increased performance levels of the Company, (iii) placing at risk a portion of an executive officer's total compensation, and (iv) providing executive officers with competitive compensation opportunities as measured against industry norms in order to attract, motivate and retain key executive officers. The long-term and at-risk pay focus, orientation towards the use of equity-based compensation, and compensation competitiveness are the general principles to which the Compensation Committee adheres in the structuring of the compensation packages of executive officers. However, the Compensation Committee does not follow the principles in a mechanical fashion; rather, the Compensation Committee uses its experience and independent judgment in determining the compensation mix for each individual. The Compensation Committee believes that current compensation practices and levels meet the principles described herein.

     As discussed below in more detail, aside from certain benefits and "All Other Compensation" (which are reported as required in the tables preceding this report), an executive officer's total compensation package is comprised of three components: (i) base salary, (ii) annual performance incentives (i.e., bonuses and special bonuses), and (iii) long-term performance incentives (i.e., stock options and awards of restricted stock or restricted stock units).

     Base Salary. Base salaries for the Company's executive officers are generally determined with reference to, and so as to fall within the competitive range of, compensation paid to executives in similar positions at comparable companies in the retailing and consumer electronics industries, and with a view to setting a base salary at a sufficient level so as to provide proper motivation for long-term performance. Base salaries are reviewed annually by the Compensation Committee. Base salary adjustments are based on the Company's performance, the executive's performance, time in job, level of pay, competitive compensation and other factors.

     For fiscal 2002, the base salaries of Messrs. Levy, Gingerich, Saunders and Losch have been set at $500,000, $276,000, $214,000, and CDN $143,000, respectively.

     Annual Performance Incentives. The amount of annual incentive compensation paid to the executive officers was comprised of a bonus amount calculated using a formula reflecting a weighted average of the operating performance of each of the Company's operating subsidiaries in fiscal 2001. This formulation was designed to align more effectively executive officers' incentives with the performance of the operating subsidiaries. Given the sale of the Company's Australian subsidiary in April 2001, the annual performance incentive paid to executive officers in fiscal 2002 will be based upon certain key performance measures that are influenced by that executive officer. The Compensation Committee reserves the right to grant discretionary bonuses based upon subjective evaluation of each executive officer's individual performance.

     In determining the amount of the annual performance incentive compensation to be paid to the executive officers in fiscal 2002, Messrs. Levy, Gingerich, Saunders, and Losch have been assigned bases of $283,000, $150,000, $83,000, and CDN $41,000, respectively.

     Long-Term Performance Incentives. The form of long-term performance incentives currently utilized by the Company for executive officers is stock options and awards of restricted stock units (which are exchangeable for shares of Common Stock on a one-for-on basis). The number of stock options granted to an executive (other than the Chief Executive Officer) is determined by the Compensation Committee after consultation with the Chief Executive Officer. The Compensation Committee, in its sole discretion, determines the number of stock options to be granted to the Chief Executive Officer. Awards of restricted stock units are made at the discretion of the Compensation Committee. Factors that influence decisions regarding the size of the grant of options or award of restricted stock units to a particular executive officer include tenure with the Company, history of past grants and awards, time in current job and level of, or significant changes in, responsibility, the past and potential future contribution of the executive to the achievement of Company objectives, as well as other relevant considerations. These subjective criteria are used for determining grants and awards to all executive officers. Stock options previously have been granted under the provisions of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan and provide the basis for aligning the financial interests of the Company's executive officers with the long-term financial interests of the stockholders of the Company. Stock options are granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of such grant, generally vest over three years, and provide value to the recipient only when the market price of the Common Stock increases above the option exercise price. The Compensation Committee believes that stock options and awards of restricted stock units provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.

CEO Compensation

     The compensation of Mr. Levy, the President and Chief Executive Officer of the Company, for fiscal 2001 was determined by the Compensation Committee to reflect his past experience in senior positions in the retail industry and to provide the adequate motivation and incentive to develop, implement and execute both short and long-term strategic initiatives that would result in the realization of corporate growth and the commensurate appreciation of shareholder value.

Summary

     The Compensation Committee believes the executive compensation policies and programs described above serve the interests of the stockholders and the Company. Compensation delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Compensation Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                             Organization and Compensation Committee

                                  Clark A. Johnson, Chairman
                                  John H. McDaniel
                                  Ron G. Stegall

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed entirely of the three non-employee directors named as signatories to the above Compensation Committee report. During fiscal 2001, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                                  REPORT OF THE
                                 AUDIT COMMITTEE

To the Stockholders of InterTAN, Inc:

     This report discusses the responsibilities of the Audit Committee of the Company's Board of Directors (the "Audit Committee"), which are set forth in a written charter adopted by the Audit Committee. A copy of the Charter of the Audit Committee is annexed to this Proxy Statement as Exhibit "A". Management is responsible for preparing the Company's consolidated financial statements and implementing internal controls. The independent auditors are responsible for auditing the consolidated financial statements and assessing the effectiveness of the internal controls. The Audit Committee's mandate is one of oversight, and the review of the consolidated financial statements by the Audit Committee is not of the same detail as the audit performed by the independent auditors. Because management and the independent auditors spend more time preparing and auditing the Company's consolidated financial statements and have more knowledge and detailed information about the Company than the Audit Committee, the Audit Committee is not responsible for providing any expert or special assurance as to the Company's consolidated financial statements or any professional certification as to the independent auditors' work.

Review and Discussion

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2001. It has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). Additionally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence.

Independence of Audit Committee Members

     All three members of the Audit Committee are currently independent as independence is defined in Sections 303.01 (B)(2)(a) and (3) of the New York Stock Exchange's Listed Company Manual.

Recommendation to Include Audited Consolidated Financial Statements in Annual Report

     Based on the Audit Committee's discussions with management and PricewaterhouseCoopers LLP, and its review of the representations of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors of the Company include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 with the Securities and Exchange Commission.

                                            Audit Committee

                                                W. Darcy McKeough, Chairman
                                                William C. Bousquette
                                                John H. McDaniel


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is required to be furnished to the Company.

     SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based solely upon a review of reports furnished to the Company during and with respect to fiscal 2001 and written representations that no other reports were required during fiscal 2001, all Section 16(a) filing requirements were met.

                              INDEPENDENT AUDITORS

     Based upon the recommendation of the Audit Committee, PricewaterhouseCoopers LLP, which has served as the Company's independent public accountants since the Company's inception, has been appointed by the Board of Directors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

Audit Fees

     For the fiscal year ended June 30, 2001, the Company paid
PricewaterhouseCoopers LLP total audit fees of $203,000 in respect of: (i) the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K; and (ii) review of the unaudited consolidated financial statements included in the Company's quarterly reports on Form 10-Q filed during the fiscal year.

Financial Information Systems Design and Implementation

     PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company during the fiscal year ended June 30, 2001.

All Other Fees

     The Company paid $302,651 to PricewaterhouseCoopers LLP in respect of other professional services rendered for the fiscal year ended June 30, 2001. Of this amount, $277,506 was paid for tax services rendered by PricewaterhouseCoopers LLP and $25,145 was paid for other accounting services, including research activities. The Audit Committee considered the non-audit services rendered by PricewaterhouseCoopers LLP and concluded that the rendering of such services was compatible with maintaining its independence.


                              STOCKHOLDER PROPOSALS

     From time to time, qualifying stockholders present proposals, which may be proper items for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be duly submitted on a timely basis in accordance with the Company's Amended and Restated Bylaws and the rules and regulations of the SEC. Proposals for the 2002 Annual Meeting of Stockholders (other than nominations for election to the Board of Directors) must be received by the Company no later than May 31, 2002. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 3300 Highway # 7, Suite 904, Concord, Ontario Canada L4K 4M3.


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total returns of the Company's Common Stock, the Standard & Poor's SmallCap 600 Index, and the Standard & Poor's Retail Stores-Specialty Index. The graph reflects the assumption of $100 invested on June 30, 1996 in the Common Stock and each of the indices, reinvestment of all dividends, and successive fiscal years ending June 30.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG INTERTAN, INC., THE S&P SMALLCAP 600 INDEX
                      AND THE S&P RETAIL (SPECIALTY) INDEX

                                    [GRAPH]


        * $100 INVESTED ON 6/30/96 IN STOCK OR INDEX-
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING JUNE 30.





                                          Cumulative Total Return

                              6/96     6/97    6/98    6/99    6/00    6/01
                              ----     ----    ----    ----    ----    ----

INTERTAN, INC.              100.00    64.13   93.48  347.83  306.51  365.20
S & P SMALLCAP 600          100.00   121.69  145.37  147.81  169.08  187.87
S & P RETAIL (SPECIALTY)    100.00   108.99   97.36   91.79   50.30   69.58


                         PROXY SOLICITATION AND EXPENSE

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all materials that now accompany or may hereafter supplement it. The solicitation will be undertaken by mail. The Company will also supply brokers, fiduciaries, custodians, or similar persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their expenses in accordance with the rules and regulations of the SEC and the New York Stock Exchange.

     Certain directors, officers and employees of the Company, not specifically employed for the purpose of soliciting proxies, may solicit proxies, without remuneration therefore, by mail, telephone, facsimile transmission, telegraph or personal interview.

                          INFORMATION NOT INCORPORATED
                                  BY REFERENCE

     The above Report of the Audit Committee, the Compensation Committee Report on Executive Compensation and the Stockholder Return Performance Graph and the information disclosed therein shall not be deemed to be "soliciting materials" or "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities imposed by Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933.

                                OTHER INFORMATION

     As of the date of this Proxy Statement, management has no knowledge of any other business to be presented at the Annual Meeting; but if other business is properly brought before the meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                 InterTAN, Inc.

Concord, Ontario, Canada
September 21, 2001

                                   ----------

     The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2001, which includes financial statements, has been mailed to stockholders of the Company contemporaneously with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                                   ----------

                                   EXHIBIT "A"

                                 INTERTAN, INC.

                                 CHARTER OF THE
                                 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.       PURPOSE

         This Charter (the "Charter") shall govern the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of InterTAN, Inc., a Delaware corporation (the "Company"). The purpose of this Charter is to assist and direct the Committee in performing the following primary responsibilities:

 .   Monitor the Company's financial reporting processes and systems of internal controls regarding finance and accounting.

 .   Monitor the independence and performance of the Company's independent auditors.

 .   Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Company.

 .   Report on its oversight responsibilities to the Company's stockholders.

         The Committee is empowered to investigate any matter brought to its attention that is consistent with the above responsibilities, with full access to all books, records, facilities and personnel of the Company and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.      COMPOSITION

         The Committee shall be comprised of three or more directors, each of whom shall meet all requirements for independence promulgated by the New York Stock Exchange (the "NYSE"). Each member shall be financially literate and at least one member shall have accounting or related financial management expertise.

         Members of the Committee shall be appointed annually by the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall appoint a replacement. The Board shall appoint one of the members of the Committee to be Committee Chairperson.

III.     MEETINGS

         The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairperson, shall communicate each quarter with management and the independent auditors to review the Company's interim financial statements in accordance with Section VI.1. The Committee shall meet at least annually with management and the independent auditors in accordance with Section VI.2. Such meetings and communications shall be either in person or by tele-conference. Meetings with management and the independent auditors may be either separate or combined, at the discretion of the Committee. Minutes shall be prepared for each meeting of the Committee, which minutes shall be submitted to the Committee for approval at a later meeting and then accepted by the Board. The minutes of all meetings of the Committee shall be sent to the Secretary of the Company for filing.

IV.      ACCOUNTABILITY

The independent auditors shall be ultimately accountable to the Committee and the Board. The Committee and the Board shall have ultimate authority and responsibility to appoint, evaluate, and, where appropriate, replace the independent auditors.

V.       RESPONSIBILITIES

The responsibilities of the Committee are set forth in Section I. The responsibility of management is to prepare the Company's financial statements. The responsibility of the independent auditors is to audit those financial statements.

VI.      SPECIFIC DUTIES

Financial Reporting Review

To fulfill its responsibilities, the Committee shall:

1. In accordance with Statement on Auditing Standards No. 71, and considering Statement on Auditing Standards No. 61 ("SAS No. 61") as it relates to interim financial information, review and discuss the Company's quarterly operating results with management and the independent auditors. If practicable, the review and discussion shall occur prior to the release of the Company's operating results, but in any event it shall occur prior to filing of the Company's Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission (the "SEC"). The Chairperson of the Committee may represent the entire Committee for purposes of this review and discussion.

2. Prior to distribution, review and discuss the audited financial statements of the Company with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61.

3. Based on the review and discussions described above and in Section VI.7, determine whether to recommend to the Board that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

4. Review and discuss with the independent auditors their evaluation of the Company's financial reporting processes, both internal and external.

5. Review and discuss with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. Management may be included in these discussions at the discretion of the Committee.

6. Review and discuss with the independent auditors and management the extent to which changes in financial or accounting practices, as approved by the Committee, have been implemented, and plans for future implementation.

Independent Auditors

7. Receive the written disclosures and the letter required by Independence Standards Board Standard No. 1 from the independent auditors and discuss with them the disclosures, the letter and their independence. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Recommend, if appropriate, that the Board take appropriate action in response to the independent auditors' written disclosures to satisfy itself of the independent auditors' independence.

8. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for the audit as well as the professional fees in respect of such work.

9. Following completion of work on the annual audit, discuss with the independent auditors and management the adequacy and effectiveness of the Company's systems of internal controls regarding finance and accounting.

10. Review the performance of the independent auditors and recommend annually to the Board the appointment of the independent auditors and the payment of their fees.

Confirm Independence

11. Confirm, at least annually, that the members of the Committee continue to meet all NYSE requirements for independence.

12. Confirm that the Company has made to the NYSE all required affirmations regarding (i) the independence, financial literacy and accounting or related financial management expertise of the members of the Committee and
     (ii) the annual review and reassessment of this Charter.

Code of Corporate Conduct

13. Confirm that a written code of corporate conduct has been developed and adequately communicated throughout the Company.

14.  Review updates from management regarding compliance with the code.

Charter Review

15. Review and assess the adequacy of this Charter annually, recommending appropriate changes for Board approval.

Legal Matters

16.  Review with the Company's legal counsel (i) legal compliance matters and
     (ii) other legal matters that could have an impact on the Company's financial statements.

                            INTERNET ACCESS IS HERE!

                                   ----------

InterTAN, Inc. is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

                                   ----------

                            http://www.equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number and Issue ID (064810). Please click on the "Account Access" tab and follow the instructions and a temporary password will be mailed to your address of record. If you have any questions on this process please call 1-877-THE-WEB7 (1-877-843-9327).


--------------------------------------------------------------------------------
                                  DETACH HERE

                                      PROXY

                                 InterTAN, Inc.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERTAN, INC.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Ron G. Stegall and W. Darcy McKeough, and each or either of them, attorneys and proxies for and in the name of the undersigned, with full power of substitution, to vote in person or by proxy all the shares of common stock of InterTAN, Inc. held of record by the undersigned on September 14, 2001 and which the undersigned is entitled to vote on all matters which may come before the 2001 Annual Meeting of Stockholders of InterTAN, Inc. to be held in Toronto, Ontario, Canada on November 9, 2001 and any adjournments or postponements thereof, as indicated on this proxy. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on any matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and are further authorized to vote on other matters which may properly come before the 2001 Annual Meeting and any adjournments or postponements thereof.

If no directions are given, this Proxy will be voted "FOR" Item 1.

Please Sign, Date and Promptly Return This Proxy in the Enclosed Envelope.

The Proxies Cannot Vote Your Shares Unless You Sign on the Reverse Side and Return This Card.

------------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

INTERTAN, INC.                                               THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398



     Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.








--------------------------------------------------------------------------------
                                  DETACH HERE

     Please mark
[X]  votes as in
     this example.

  This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director Nominees.

  1. Election of Directors.

     Class III Nominees:  (01) William C. Bousquette and (02) Brian E. Levy

         FOR                    WITHHELD
         ALL     [_]       [_]  FROM ALL
       NOMINEES                 NOMINEES

     [_] ______________________________________
         For all nominees except as noted above

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]



                              IMPORTANT: Whether or not you expect to attend the Annual Meeting in person, please date, sign and return this proxy. Please sign EXACTLY as your name appears hereon. Joint owners should EACH sign. When signing as partner, corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_______________ Date:_______ Signature:__________________ Date:_______